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                                                                    Exhibit 23.4

                       Consent of Independent Accountants

As independent public accountants, we hereby consent to the use and incorporation by reference in this registration statement of our report dated May 28, 1999 included in ATMI, Inc.'s Form 10-K for the year ended December 31, 1999 and all references to our Firm included in this registration statement. We also consent to the application of our reports to the schedule included in that 10-K labeled "Valuation and Qualifying Accounts" as of the date and period covered by our report.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois

March 16, 2000